EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pollard-Kelley Auditing Services, Inc.

3250 West Market St, Suite 307

Fairlawn, OH 44333

(330) 864-2265

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:	Bad Toys Holdings, Inc.

Form 10-KSB/ Amendment No. 2

Gentlemen:

We hereby consent to the incorporation of our reports, dated April 10, 2005 and March 31, 2006, relating to our audits of the consolidated financial statements of Bad Toys Holdings, Inc. for the years ended December 31, 2004 and 2005, as set forth in the Company’s Annual Report on Form 10-KSB/A.

Very truly yours,

Pollard-Kelly Auditing Services, Inc.

/s/ Pollard-Kelly Auditing Services, Inc.

Fairlawn, Ohio

October 25, 2006